UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2024

Entera Bio Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel	001-38556	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

KIRYAT HADASSAH, MINRAV BUILDING – FIFTH FLOOR, JERUSALEM, Israel 9112002
(Address of principal executive offices) (Zip Code)

+972-2-532-7151
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of NIS 0.0000769	ENTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously reported, on December 22, 2023, Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), consummated a private placement of securities to certain accredited investors and, among other things, entered into a registration rights agreement, obligating the Company to file a registration statement with the Securities and Exchange Commission (“SEC”) to register for resale the Company’s ordinary shares issued and sold in the private placement, together with ordinary shares issuable upon exercise of warrants issued and sold in the private placement (collectively, the “Private Placement Securities”).

On February 2, 2024, in accordance with its obligations under the registration rights agreement, the Company filed with the SEC a registration statement on Form S-3 to register the resale of the Private Placement Securities.  This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERA BIO LTD.

Date: February 2, 2024	By:	/s/ Miranda Toledano
Name: Miranda Toledano Title: Chief Executive Officer